SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2003

PUMATECH, INC.

(Exact name of registrant as specified in its charter)

0-21709

(Commission File Number)

Delaware	77-0349154
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2550 North First Street

San Jose, California 95131

(408) 321-7650

Item 7.    Financial Statements and Exhibits.

(a)–(b)	Not applicable.

(c)	Exhibits.

99.1 Press release of Pumatech, Inc., dated May 15, 2003, reporting Pumatech, Inc.’s financial results for the quarter ended April 30, 2003.

Item 9.    Regulation FD Disclosure.

In accordance with SEC Release No. 33-8126, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the ”Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 15, 2003, Pumatech, Inc. (the “Company”) issued a press release of its financial results for the fiscal quarter ended April 30, 2003. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.

The press release contains a reference to pro forma income or loss, on a total and per share basis. A pro forma income or loss represents a non-GAAP financial measure. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements. Pro forma income or loss is used by investors and analysts as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. The Company’s management believes that the presentation of pro forma income or loss, excluding amortization of intangible assets, non-cash stock compensation and non-recurring charges, provides useful information regarding the Company’s financial performance and earnings potential by calculating and quantifying the effect of certain charges on income or loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company’s operating business. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

The attached press release contains a condensed consolidated statements of operations reconciling pro forma income or loss used by the Company to the comparable GAAP measure. The pro forma information and other non-GAAP financial measures used by the Company in the attached press release may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2003	PUMATECH, INC.

	By:	/s/ J. KEITH KITCHEN
J. Keith Kitchen Vice President of Finance and Administration and Chief Accounting Officer (Principal Financial and Accounting Officer)